United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

May 27, 2015

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 27, 2015, Overseas Shipholding Group (“OSG”) furnished materials to be used by OSG’s management in a presentation (the “Presentation”) to the lenders under its senior credit facilities on that date.  A copy of those materials is attached hereto as Exhibit 99.1.

OSG is furnishing the following information, including the Exhibit to this Form 8-K, pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

FINANCIAL AND OPERATING DATA

OSG cautions investors and potential investors not to place undue reliance upon the information contained in the Presentation, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of OSG. The Presentation is limited in scope and covers a limited time period. The information in the Presentation was not audited or reviewed by independent accountants and is subject to adjustment and reconciliation. In addition, the Presentation does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in OSG’s securities, the Presentation is complete. Results set forth in the Presentation should not be viewed as indicative of future results.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

Exhibit No.	Description
99.1	Presentation materials of OSG, dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: May 27, 2015	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation materials of OSG, dated May 27, 2015.